Exhibit 10.1

ONVIA 2017 MANAGEMENT INCENTIVE PLAN

Objectives

1. Align executive compensation with shareholder interests

2. Reward management for building shareholder value

3. Incentivize executives to drive key corporate initiatives

Participants

President and CEO, CFO, CTO, SVP or Product, SVP of Marketing, VP of Human Resources

Structure of Plan

1.	Three metrics for plan: bookings, EBITDA and individual objectives for each executive that support corporate objectives
2.	The levels of bonus attainment are measured based on achievement of plan.
3.	The three metrics are weighted as follows: Bookings (49%) and EBITDA (21%) and individual objectives (30%)

Plan Specifics

1.	If bookings plan is met 100% of the target bonus is paid, below plan has a bookings floor to achieve 50% of target bonus, and above plan potential for 200% of target bonus.
2.	If EBITDA plan is met 100% of the target bonus is paid, below plan has an EBITDA floor to achieve 50% of target bonus, and above plan potential for 130% of target bonus.

3.	The individual objectives bonus becomes eligible based on achievement of the individual objectives up to 100% of target bonus.
4.	If either EBITDA or bookings are below the floor, the corporate performance portion of the plan will not fund.